Exhibit 99.1

Monotype Announces Third Quarter 2018 Results

Net Adjusted EBITDA Increases 13%

Raises Full-Year Profit Expectations for Second Straight Quarter

WOBURN, Mass.--(BUSINESS WIRE)--November 2, 2018--Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced financial results for the third quarter ended September 30, 2018.

Third quarter 2018 highlights

  Revenue for the quarter was $58.0 million, a decrease of 4% year over year.
  Creative Professional revenue was $36.1 million, up 5% year over year.
  Net income was $3.3 million; Non-GAAP net adjusted EBITDA was $18.3 million, a 13% increase year over year, or 31.5% of revenue.
  Cash and cash equivalents stood at $70.1 million.

“We exceeded the high end of our guidance for net adjusted EBITDA this quarter, demonstrating our ability to drive profitability across the organization,” said Scott Landers, president and CEO of Monotype. “Our top-line performance continues to be driven by our enterprise sales initiatives as we help the world’s largest brands solve their biggest design and marketing challenges.”

Tony Callini, executive vice president and chief financial officer of Monotype, said, “Our results this quarter demonstrate Monotype’s commitment to improving profitability and focusing on the solutions that have the greatest impact on our customers. We also repurchased a significant number of shares over the last few months, demonstrating our commitment to returning value to shareholders. We will continue to take a disciplined approach to capital investment in an effort to sustainably grow revenue, further improve margins and continue driving shareholder value.”

Third quarter 2018 operating results
Revenue for the quarter decreased 4% to $58.0 million, compared to $60.5 million for the third quarter of 2017. Creative Professional revenue was $36.1 million, a 5% increase from the third quarter of 2017. OEM revenue was $21.9 million, a decrease of 16% from the same period in 2017.

Gross margin for the quarter was 82.3% compared to 82.5% in the prior year quarter.

Net income was $3.3 million, compared to net income of $1.3 million in the third quarter of 2017. Earnings per diluted share was $0.08, compared to earnings per diluted share of $0.03 in the prior year.

Non-GAAP net income, which excludes the amortization of intangible assets, stock-based compensation expense, acquisition-related compensation expense, and non-recurring expenses, net of taxes, was $9.0 million, compared to $4.9 million in the third quarter of 2017. Non-GAAP earnings per diluted share were $0.22 compared to $0.12 in the prior year period.

Non-GAAP net adjusted EBITDA was $18.3 million, or 31.5% of revenue, compared to $16.1 million in the third quarter of 2017. In the first quarter of 2018, Monotype updated its definition of non-GAAP net adjusted EBITDA to include the add back of non-recurring expense to GAAP income (loss) from operations. Accordingly, all non-GAAP financial measures have been recast for the three and nine months ended September 30, 2017, to add back certain advisor fees included in non-recurring expenses.

Cash and cash flow
Monotype had cash and cash equivalents of $70.1 million as of September 30, 2018, compared to $75.8 million as of June 30, 2018 and $79.5 million as of September 30, 2017. The company generated $8.1 million of cash from operations in the third quarter of 2018, a decrease from $9.1 million generated in the prior year quarter primarily due to the payment of certain non-recurring obligations. During the third quarter of 2018, the company repaid $5.0 million on its outstanding revolving line of credit.

In the third quarter, Monotype repurchased approximately 282,000 shares of common stock on the open market at prevailing market prices, for a total consideration of $5.7 million, and another approximately 315,000 shares of common stock for incremental consideration of $6.3 million in October 2018.

Quarterly dividend
Monotype’s most recent dividend payment of $0.116 per share was paid on October 19, 2018, to shareholders of record as of the close of business on October 1, 2018. A dividend of $0.116 cents per share will be paid on January 22, 2019, to shareholders of record as of the close of business on January 2, 2019.

Financial outlook
Monotype is updating its full-year financial outlook to reflect higher expected non-GAAP net adjusted EBITDA, GAAP earnings per diluted share and non-GAAP earnings per diluted share, and lower operating expenses. Monotype’s fourth quarter and updated full-year financial guidance are set forth in the following tables:

(in $ millions, except for per share data)	Q4 2018	Full-Year 2018
Revenue	$63.7 – $67.7	$239.0 – $243.0
Non-GAAP net adjusted EBITDA	$18.7 – $22.0	$65.3 – $68.7
Operating expenses	$40.0 – $42.0	$171.7 – $173.7
GAAP earnings per diluted share	$0.08 – $0.11	$0.14 – $0.17
Non-GAAP earnings per diluted share	$0.22 – $0.25	$0.94 – $0.97

Conference call details
Monotype will host a conference call on Friday, November 2, 2018, at 8:30 a.m. EDT to discuss the company’s third quarter 2018 results and business outlook for 2018. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the Company section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing (855) 312-5713 (domestic) or (703) 925-2611 (international) using passcode 7753149. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures
This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does, and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-Looking Statements
This release may contain forward-looking statements including those related to future revenues and operating results; the growth of the company’s business; anticipated savings, costs and expenses resulting from the company’s restructuring actions and changes to the company’s product portfolio; the impact of the company’s revenue recognition policy; the impact of federal tax reform legislation; the execution of the company’s capital allocation and funding strategies; and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the anticipated cost savings and expenses from the company’s restructuring actions and wind down of certain of the company’s products including that such savings and expenses are not as predicted; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings. The forward-looking financial information set forth in this release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype
Monotype empowers creative minds to build and express authentic brands through design, technology and expertise. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ©2018 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$70,120	$82,822
Restricted cash	6,000	11,987
Accounts receivable, net of allowance for doubtful accounts	38,571	34,461
Income tax refunds receivable	2,107	1,204
Prepaid expenses and other current assets	7,062	5,714
Total current assets	123,860	136,188
Property and equipment, net	14,830	16,763
Goodwill	276,798	279,131
Intangible assets, net	76,539	84,856
Restricted cash	—	6,000
Other assets	7,374	3,112
Total assets	$499,401	$526,050

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,830	$1,467
Accrued expenses and other current liabilities	32,408	43,096
Accrued income taxes payable	304	522
Deferred revenue	11,766	15,102
Total current liabilities	47,308	60,187
Revolving line of credit	80,000	93,000
Other long-term liabilities	3,014	6,428
Deferred income taxes	29,958	28,004
Reserve for income taxes	2,344	2,783
Accrued pension benefits	6,201	6,280
Stockholders’ equity:
Common stock	44	44
Additional paid-in capital	313,354	298,113
Treasury stock, at cost	(72,611)	(64,083)
Retained earnings	94,940	97,815
Accumulated other comprehensive loss	(5,151)	(2,521)
Total stockholders’ equity	330,576	329,368
Total liabilities and stockholders’ equity	$499,401	$526,050

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$57,969	$60,507	$175,339	$170,773
Cost of revenue	9,395	9,719	31,787	28,638
Cost of revenue—amortization of acquired technology	859	885	2,583	2,644
Total cost of revenue	10,254	10,604	34,370	31,282
Gross profit	47,715	49,903	140,969	139,491
Operating expenses:
Marketing and selling	18,212	22,453	58,382	66,417
Research and development	7,680	8,997	25,432	27,778
General and administrative	10,786	11,291	38,262	34,032
Restructuring	244	—	6,814	—
Amortization of other intangible assets	851	1,021	2,840	3,051
Total operating expenses	37,773	43,762	131,730	131,278
Income from operations	9,942	6,141	9,239	8,213
Other (income) expense:
Interest expense, net	826	699	2,353	2,056
Other expense (income), net	361	1,444	(174)	4,858
Total other expense	1,187	2,143	2,179	6,914
Income before provision for income taxes	8,755	3,998	7,060	1,299
Provision for income taxes	5,434	2,737	4,243	1,609
Net income (loss)	$3,321	$1,261	$2,817	$(310)
Net income (loss) available to common stockholders—basic	$3,143	$1,196	$2,226	$(310)
Net income (loss) available to common stockholders—diluted	$3,143	$1,195	$2,226	$(310)
Net income (loss) per common share—basic and diluted
Basic	$0.08	$0.03	$0.06	$(0.01)
Diluted	$0.08	$0.03	$0.06	$(0.01)
Weighted-average number of shares outstanding:
Basic	40,512,837	39,594,130	40,314,169	39,576,312
Diluted	40,609,643	39,798,779	40,454,518	39,576,312
Dividends declared per common share	$0.116	$0.113	$0.348	$0.339

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands) RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (1)	2018	2017 (1)
Net income (loss)	$3,321	$1,261	$2,817	$(310)
Interest expense, net	826	699	2,353	2,056
Other expense (income), net	361	1,444	(174)	4,858
Provision for income taxes	5,434	2,737	4,243	1,609
Income from operations	9,942	6,141	9,239	8,213
Depreciation and amortization	3,101	3,098	9,548	9,271
Stock based compensation(2)	4,326	5,271	13,163	15,294
Acquisition-related compensation(3)	661	1,407	2,934	4,221
Non-recurring expenses(4)	244	210	11,734	210
Net adjusted EBITDA	$18,274	$16,127	$46,618	$37,209

(1)	Net adjusted EBITDA has been recast for the three and nine months ended September 30, 2017 to conform to the current definition by adding back certain advisor fees included in non-recurring expenses.

(2)	For the nine months ended September 30, 2018, the amount excludes a $1.4 million non-recurring reduction for forfeitures of awards by employees included in the restructuring plan. This amount is included in non-recurring expenses.

(3)	For the three months ended September 30, 2018, the amount includes $0.7 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended September 30, 2017, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the nine months ended September 30, 2018, the amount includes $2.4 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the nine months ended September 30, 2017, the amount includes $2.6 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $1.6 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(4)	For the three months ended September 30, 2018, the amount includes $0.2 million of restructuring expenses. For the three months ended September 30, 2017, the amount includes $0.2 million of certain advisor fees related to shareholder activities. For the nine months ended September 30, 2018, the amount includes $2.7 million of certain advisor fees related to shareholder activities, $2.2 million of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $6.8 million of restructuring expenses. For the nine months ended September 30, 2017, the amount includes $0.2 million of certain advisor fees related to shareholder activities.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands) RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (1)	2018	2017 (1)
GAAP net income (loss) available to common stockholders ─ diluted	$3,321	$1,261	$2,817	$(310)
Amortization, net of tax of $397, $1,319, $1,258 and $4,619, respectively	1,313	587	4,165	1,076
Stock based compensation, net of tax of $849, $3,648, $2,275 and $12,403, respectively(2)	3,477	1,623	10,888	2,891
Acquisition-related compensation, net of tax of $0, $0, $0 and $0, respectively(3)	661	1,407	2,934	4,221
Non-recurring expenses, net of tax of $57, $145, $2,722 and $170, respectively(4)	187	65	9,012	40
Non-GAAP net income	$8,959	$4,943	$29,816	$7,918

(1)	Non-GAAP net income has been recast for the three and nine months ended September 30, 2017 to conform to the current definition by adding back certain advisor fees included in non-recurring expenses.

(2)	For the nine months ended September 30, 2018, the amount excludes a $1.2 million, net of tax, non-recurring reduction for forfeitures of awards by employees included in the restructuring plan. This amount is included in non-recurring expenses.

(3)	For the three months ended September 30, 2018, the amount includes $0.7 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended September 30, 2017, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the nine months ended September 30, 2018, the amount includes $2.4 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the nine months ended September 30, 2017, the amount includes $2.6 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $1.6 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(4)	For the three months ended September 30, 2018, the amount includes $0.2 million, net of tax, of restructuring expenses. For the three months ended September 30, 2017, the amount includes $65 thousand, net of tax, of certain advisor fees related to shareholder activities. For the nine months ended September 30, 2018, the amount includes $2.1 million, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $5.2 million, net of tax, of restructuring expenses. For the nine months ended September 30, 2017, the amount includes $40 thousand, net of tax, of certain advisor fees related to shareholder activities.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands) RECONCILIATION OF GAAP EARNINGS (LOSS) PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (1)	2018	2017 (1)
GAAP income (loss) per diluted share	$0.08	$ 0.03	$0.06	$(0.01)
Amortization, net of tax of $0.01, $0.03, $0.03 and $0.12, respectively	0.03	0.01	0.11	0.03
Stock based compensation, net of tax of $0.02, $0.09, $0.06 and $0.31, respectively(2)	0.09	0.04	0.27	0.07
Acquisition-related compensation, net of tax of $0.00, $0.00, $0.00 and $0.00, respectively(3)	0.02	0.04	0.08	0.11
Non-recurring expenses, net of tax of $0.00, $0.00, $0.07 and $0.00, respectively(4)	0.00	0.00	0.22	0.00
Non-GAAP earnings per diluted share	$0.22	$ 0.12	$0.74	$0.20

(1)	Non-GAAP earnings per share has been recast for the three and nine months ended September 30, 2017 to conform to the current definition by adding back certain advisor fees included in non-recurring expenses.

(2)	For the nine months ended September 30, 2018, the amount excludes a $1.2 million, or $0.03 per share, net of tax, non-recurring reduction for forfeitures of awards by employees included in the restructuring plan. This amount is included in non-recurring expenses.

(3)	For the three months ended September 30, 2018, the amount includes $0.7 million, or $0.02 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended September 30, 2017, the amount includes $0.9 million, or $0.02 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, or $0.01 per share, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the nine months ended September 30, 2018, the amount includes $2.4 million, or $0.07 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, or $0.01 per share, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the nine months ended September 30, 2017, the amount includes $2.6 million, or $0.07 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $1.6 million, or $0.04 per share, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(4)	For the three months ended September 30, 2018, the amount includes $0.2 million, or $0.00 per share, net of tax, of restructuring expenses. For the three months ended September 30, 2017, the amount includes $65 thousand, or $0.00 per share, net of tax, of certain advisor fees related to shareholder activities. For the nine months ended September 30, 2018, the amount includes $2.1 million, or $0.05 per share, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, or $0.04 per share, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $5.2 million, or $0.13 per share, net of tax, of restructuring expenses. For the nine months ended September 30, 2017, the amount includes $40 thousand, or $0.00 per share, net of tax, of certain advisor fees related to shareholder activities.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION Stock based compensation is comprised of the following:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Marketing and selling	$2,031	$2,455	$4,515	$7,348
Research and development	900	1,131	2,781	3,227
General and administrative	1,395	1,685	4,465	4,719
Total expensed	$4,326	$5,271	$11,761	$15,294
Property and equipment	3	44	24	97
Total stock based compensation	$4,329	$5,315	$11,785	$15,391

MARKET INFORMATION The following table presents revenue for our two major markets:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Creative Professional	$36,114	$34,521	$109,529	$92,234
OEM	21,855	25,986	65,810	78,539
Total	$57,969	$60,507	$175,339	$170,773

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q4 2018	Q4 2018
GAAP net income	$3,250	$4,450
Amortization, net of tax of $350 and $350, respectively	1,450	1,450
Stock based compensation, net of tax of $800 and $800, respectively	3,600	3,600
Acquisition-related compensation, net of tax of $0 and $0, respectively	500	500
Non-recurring expense, net of tax of $0 and $0, respectively	—	—
Non-GAAP net income	$8,800	$10,000

GAAP earnings per diluted share	$0.08	$0.11
Amortization, net of tax of $0.01 and $0.01, respectively, per diluted share	0.04	0.04
Stock based compensation, net of tax of $0.02 and $0.02, respectively, per diluted share	0.09	0.09
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.01	0.01
Non-recurring expense, net of tax of $0.00 and $0.00, respectively, per diluted share	—	—
Non-GAAP earnings per diluted share	$0.22	$0.25

Weighted average diluted shares used to compute earnings per share	40,200,000	40,200,000
Assumes 64% effective tax rate.

	Low End of Guidance	High End of Guidance
	2018	2018
GAAP net income	$5,750	$6,950
Amortization, net of tax of $1,700 and $1,700, respectively	5,500	5,500
Stock based compensation, net of tax of $3,150 and $3,150, respectively	14,400	14,400
Acquisition-related compensation, net of tax of $0 and $0, respectively	3,400	3,400
Non-recurring expense, net of tax of $2,750 and $2,750, respectively	9,000	9,000
Non-GAAP net income	38,050	39,250

GAAP earnings per diluted share	$0.14	$0.17
Amortization, net of tax of $0.04 and $0.04, respectively, per diluted share	0.14	0.14
Stock based compensation, net of tax of $0.08 and $0.08, respectively, per diluted share	0.36	0.36
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.08	0.08
Non-recurring expense, net of tax of $0.07 and $0.07, respectively, per diluted share	0.22	0.22
Non-GAAP earnings per diluted share	$0.94	$0.97

Weighted average diluted shares used to compute earnings per share	40,400,000	40,400,000
Assumes 64% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q4 2018	Q4 2018
GAAP net income	$3,250	$4,450
Interest, net	1,200	1,200
Other (income) expense, net	500	500
Provision for income taxes	5,650	7,750
Income from operations	10,600	13,900
Depreciation and amortization	3,200	3,200
Stock based compensation	4,400	4,400
Acquisition-related compensation	500	500
Non-recurring expense	—	—
Non-GAAP net adjusted EBITDA	$18,700	$22,000

	Low End of Guidance	High End of Guidance
	2018	2018
GAAP net income	$5,750	$6,950
Interest, net	3,550	3,550
Other (income) expense, net	350	350
Provision for income taxes	10,200	12,350
Income from operations	19,850	23,200
Depreciation and amortization	12,750	12,750
Stock based compensation	17,550	17,550
Acquisition-related compensation	3,400	3,400
Non-recurring expense	11,750	11,750
Non-GAAP net adjusted EBITDA	$65,300	$68,650

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com